Page 1 of 1 Exhibit 21.1 SUBSIDIARIES OF JACKSON NATIONAL LIFE INSURANCE COMPANY Jackson National Life Insurance Company’s subsidiaries as of December 31, 2023 are listed below. 1 Legal Name State or Jurisdiction of Incorporation or Formation Allied Life Brokerage Agency, Inc. Iowa Hermitage Management, LLC Michigan Jackson Charitable Foundation, Inc. Michigan Jackson National Asset Management LLC Michigan Jackson National Life (Bermuda) Ltd. Bermuda Jackson National Life Distributors LLC Delaware Jackson National Life Insurance Agency, LLC Illinois Jackson National Life Insurance Company of New York New York Mission Plans of America, Inc. Texas National Planning Holdings LLC Delaware PGDS (US ONE) LLC Delaware REALIC of Jacksonville Plans, Inc. Texas ROP, Inc. Delaware Squire Capital I LLC Michigan Squire Capital II LLC Michigan Squire Reassurance Company II, Inc. Michigan Squire Reassurance Company LLC Michigan VFL International Life Company SPC, Ltd. Cayman Islands 1 Reflects subsidiaries that Jackson National Insurance Company directly or indirectly controls by virtue of having share ownership greater than 50%.